UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2013
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Mannatech, Incorporated (the “Company”) held its 2013 Annual Shareholders’ Meeting on June 5, 2013.  The Company’s shareholders considered four proposals, each of which is described in the Proxy Statement.  A total of 2,098,368 shares were represented in person or by proxy, or 79.3% of the total shares outstanding.  The final results of votes with respect to the proposals submitted for shareholder vote at the 2013 Annual Shareholders’ Meeting are set forth below.

Proposal 1 – Election of Director

Shareholders elected J. Stanley Fredrick as a Class II Director.

Director	For	Withheld	Broker Non-Votes
J. Stanley Fredrick	723,679	281,178	1,093,511

Proposal 2 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified the appointment of BDO USA, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
1,718,156	77,126	303,086

Proposal 3 – Approval, on an advisory basis, of Executive Compensation (“Say-on-Pay”)

Shareholders approved, on an advisory basis, executive compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
955,969	34,747	14,141	1,093,511

Proposal 4 – Recommendation, on an advisory basis, of the Frequency of Advisory Vote on Executive Compensation (“Say-on-Frequency”)

Shareholders recommended, on an advisory basis, an annual frequency of shareholder advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain
482,527	2,953	481,919	37,458

The Company intends to follow the shareholders’ recommendation and include a shareholder advisory vote on executive compensation on an annual basis until the next required Say-on-Frequency vote.

The Company’s press release related to the foregoing event is filed as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

99.1*	Press Release dated June 6, 2013 entitled “Mannatech Announces Results of Annual Shareholders’ Meeting.”

* filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 6, 2013	By:	/s/ S. Mark Nicholls
S. Mark Nicholls
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

99.1*	Press Release dated June 6, 2013 entitled “Mannatech Announces Results of Annual Shareholders’ Meeting.”

* filed herewith.